Exhibit 99.1

NEWS RELEASE

Siebel Systems Reports Financial Results for the Quarter and Year Ended December 31, 2004

Confirms Fourth Quarter License Revenues Up 54% and Earnings Per Share Up 233% Sequentially

All Fourth Quarter Revenue Categories and Profitability Up Year Over Year

SAN MATEO, Calif.—January 27, 2005—Siebel Systems, Inc. (NASDAQ: SEBL), a leading provider of business applications software, today announced financial results for the quarter and year ended December 31, 2004, at the high end or above preliminary financial results presented on January 5, 2005.

Financial Results

Total revenues for the fourth quarter of 2004 were $392 million, a 24% increase over the third quarter of 2004. License revenues were $161 million, a 54% increase over the third quarter of 2004. Maintenance revenues were $122 million, a 4% increase over the third quarter of 2004. Services and other revenues were $109 million, a 15% increase over the third quarter of 2004.

Operating income and operating margin for the fourth quarter of 2004 were $65 million and 17%, respectively, a 173% and nine percentage point increase over the third quarter of 2004. Net income and net income margin for the fourth quarter of 2004 were $54 million and 14%, respectively, a 194% and eight percentage point increase over the third quarter of 2004. Earnings per share for the fourth quarter of 2004 were $0.10 per share, a 233% increase over the third quarter of 2004. Income for the fourth quarter benefited from a lower than expected effective tax rate of 32%.

Total revenues for the year ended December 31, 2004 were $1.34 billion, a 1% decrease from 2003. For the year, license revenues were $487 million, maintenance revenues were $470 million and services and other revenues were $383 million, representing a 1% increase, 5% increase and 9% decrease, respectively, from 2003.

Operating income and operating margin for the year ended December 31, 2004 were $129 million and 10%, respectively, a $166 million and thirteen percentage point increase over 2003. Net income and net income margin for the year were $111 million and 8%, respectively, a $116 million and eight percentage point increase over 2003. Earnings per share for the year ended December 31, 2004 were $0.20 per share, a $0.21 per share increase over 2003. Income for 2004 benefited from an effective tax rate of 37%.

The Company's cash, cash equivalents, and short-term investments were $2.25 billion as of December 31, 2004, a $93 million and $223 million increase from September 30, 2004 and from December 31, 2003, respectively. Deferred revenue was $357 million as of December 31, 2004, a $68 million and $75 million increase from September 30, 2004 and from December 31, 2003, respectively. Days sales outstanding in accounts receivable were 67 days for the fourth quarter of 2004.

"I am pleased with our results, which return Siebel Systems to quarterly year-over-year growth for the first time in fourteen quarters. We continue to execute on our strategy for the next phase of the company's development and growth," said J. Michael Lawrie, CEO of Siebel Systems. "During the last three quarters we have renewed our commitment to deliver demonstrable business results for our customers. This initiative, along with our pursuit of growth opportunities in analytics, key vertical industries, hosted software and SMB, and emerging markets in Eastern Europe and Asia Pacific, is designed to return the company to sustained growth and maximize shareholder value."

Restatement of Rent Expense

In the course of preparing its 2004 financial results, the Company identified a calculation error that had resulted in an understatement of facility-related expenses and a corresponding understatement of deferred rent liability since 1998. While the effects of this error were not material to any previously reported period, the Company voluntarily corrected the error by restating previously issued financial statements to ensure full transparency and accuracy of its financial statements. There was no cash impact from these restatements. The impact of these restatements on prior period financial statements are summarized in the supplemental schedules attached to the related Form 8-K we filed today, which may be accessed through our investor relations website at http://www.siebel.com/crm-company/investor_information/index.shtm. We also expect to file an amended Form 10-K for 2003 within the next two weeks.

New Executive Appointments

As part of its continuing strategy to add to its leadership team, Siebel Systems announced the following executive appointments:

  David Sardilli, formerly Client Partner at Accenture, responsible for banking in New England and New York, joined Siebel Systems as Senior Vice President and General Manager for the Company's Financial Services business unit, reporting to the CEO. Mr. Sardilli brings more than 20 years of industry experience from Accenture, Meridian Bancorp and Chemical Bank.
  Peter Burridge, formerly SVP for Communications, Media, and Utilities (CMU), Financial Services Institutions (FSI), and Government, Education, and Healthcare (GEH) of the Enterprise Applications team at Oracle in the Asia Pacific Region, joined Siebel Systems as Senior Vice President and General Manager for the Company's Asia Pacific and Japan region reporting to the CEO. Mr. Burridge brings more than 12 years of industry experience from Oracle.
  Brett Ho, formerly CEO at UFsoft, China's largest software company, joined Siebel Systems as Vice President and General Manager of East Asia. Mr. Ho brings more than 17 years of industry experience in Asia and the US from Broadvision and Oracle.
  Shintaro Nezuka, formerly Director of Linux Sales and Marketing Asia/Pacific at IBM, joined Siebel Systems as Vice President and General Manager of Japan and Korea. Mr. Nezuka brings more than 35 years of industry experience in Asia and the US from IBM.
  Nelson Eng, formerly Managing Director of Global Sales for the Financial Services industry at Dell, joined Siebel Systems as Regional Vice President Financial Services East. Mr. Eng brings more than 15 years of industry experience from Dell and IBM.
  Maruf Majed, formerly Vice President Asia at WebMethods, joined Siebel Systems as Vice President OnDemand, SMB and Manufacturing and Distribution Industries in Asia Pacific. Mr. Majed brings more than 20 years of industry experience from WedMethods, Ariba and IBM.

About Siebel Systems

Siebel Systems, Inc. is a leading provider of business applications software, enabling corporations to sell to, market to, and serve customers across multiple channels and lines of business. With more than 4,000 customer deployments worldwide, Siebel Systems provides organizations with a proven set of industry-specific best practices, CRM applications, market-leading analytics products, and business processes, empowering them to consistently deliver superior customer experiences and establish more profitable customer relationships. Siebel Systems' sales and service facilities are located in more than 30 countries.

# # #
Investor Contact: Terry Lee Siebel Systems Investor Relations (650) 295-5656 Investor.relations@siebel.com	Media Contact: Stacey Burbach Siebel Systems Public Relations (480) 377-3725 stacey.burbach@siebel.com

For more information on Siebel Systems solutions and services, please visit our Web site: CRM - http://www.siebel.com/crm; OnDemand Solutions - http://www.crmondemand.com; Industry CRM - http://www.siebel.com/industry-crm; Call Center & Service - http://www.siebel.com/call-center; Sales Force Automation - http://www.siebel.com/sales-force-automation; Marketing Automation - http://www.siebel.com/marketing-automation; Business Intelligence - http://www.siebel.com/business-intelligence; Integration Solutions - http://www.siebel.com/integration-solutions; CRM Services - http://www.siebel.com/crm-services

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include the statements regarding the nature and scope of Siebel Systems' internal review and of its restatement of its financial statements. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, additional actions resulting from the ongoing internal audit committee review of the historical financial statements, as well as the review and audit by the Company's independent auditors of the restated financial statements and actions resulting from any discussions with or required by the Securities and Exchange Commission. In particular, the impact to the Company's restated results for the years ending December 31, 1998, 1999, 2000, 2001, 2002, 2003 and 2004 and each of the quarters in the year ended December 31, 2004 may differ from the anticipated adjustments discussed above due to factors that include, but are not limited to, ongoing review of the results and preparation of the financial statements. In addition, future operating results of Siebel Systems may differ from the results discussed or forecasted in the forward-looking statements due to factors that include, but are not limited to, risks associated with customer relations, such as the availability of Siebel Systems' products and services, customer implementation of products and services, relationships with customers, third- party vendors and systems integrators, concentration of revenues in a relatively small number of customers, existence of errors or defects in products, ability to successfully manage growth, significant current and expected additional competition and the need to continue to expand product distribution and services offerings. Further information on potential factors that could affect the financial results of Siebel Systems are included in Siebel Systems' Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Siebel Systems assumes no obligation to update the information in this press release.

Siebel is a trademark of Siebel Systems, Inc. and may be registered in certain jurisdictions. All other product and company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

SIEBEL SYSTEMS, INC.
Consolidated Balance Sheets
 (In thousands, except per share data)

                                                                               December 31,      September 30,      December 31,
                                                                                  2003               2004               2004
                                                                            -----------------  ----------------  ----------------
Assets
                                                                              (as restated)      (as restated)
Current assets:
   Cash and cash equivalents..............................................  $        583,532   $       506,574   $       597,272
   Short-term investments.................................................         1,439,674         1,647,162         1,649,216
                                                                            -----------------  ----------------  ----------------
          Total cash, cash equivalents and short-term investments.........         2,023,206         2,153,736         2,246,488

   Accounts receivable, net...............................................           259,834           208,805           293,527
   Deferred income taxes..................................................            11,973            14,453            17,542
   Prepaids and other.....................................................            52,186            47,557            53,894
                                                                            -----------------  ----------------  ----------------
          Total current assets............................................         2,347,199         2,424,551         2,611,451

Property and equipment, net...............................................           157,391            93,730            83,908
Goodwill..................................................................           140,957           202,488           208,306
Intangible assets, net....................................................            10,786            24,066            23,004
Other assets..............................................................            42,406            37,300            36,937
Deferred income taxes.....................................................           151,788           152,451           123,828
                                                                            -----------------  ----------------  ----------------
          Total assets....................................................  $      2,850,527   $     2,934,586   $     3,087,434
                                                                            =================  ================  ================

Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable.......................................................  $         18,907   $        31,898   $        10,048
   Accrued expenses.......................................................           333,270           317,462           346,672
   Restructuring obligations..............................................            53,676            36,397            30,639
   Deferred revenue.......................................................           282,217           288,869           357,223
                                                                            -----------------  ----------------  ----------------
          Total current liabilities.......................................           688,070           674,626           744,582

Restructuring obligations, less current portion...........................            99,250            80,407            75,227
Other long-term liabilities...............................................            22,437            20,781            20,981
                                                                            -----------------  ----------------  ----------------
          Total liabilities...............................................           809,757           775,814           840,790
                                                                            -----------------  ----------------  ----------------

Stockholders' equity:
  Common stock; $0.001 par value; 2,000,000 shares authorized; 498,305
     507,596 and 508,953 shares issued and outstanding, respectively......               498               508               509
  Additional paid-in capital..............................................         1,550,834         1,622,821         1,635,652
  Deferred compensation...................................................            (1,479)           (3,021)           (2,993)
  Accumulated other comprehensive income..................................            58,650            49,366            70,541
  Retained earnings.......................................................           432,267           489,098           542,935
                                                                            -----------------  ----------------  ----------------
          Total stockholders' equity......................................         2,040,770         2,158,772         2,246,644
                                                                            -----------------  ----------------  ----------------
          Total liabilities and stockholders' equity......................  $      2,850,527   $     2,934,586   $     3,087,434
                                                                            =================  ================  ================

SIEBEL SYSTEMS, INC.
Consolidated Statements of Operations
 (In thousands, except per share data)

                                                           Three Months Ended                    Year Ended
                                                               December 31,                     December 31,
                                                      -------------------------------  ---------------------------------
                                                            2003            2004             2003              2004
                                                      ---------------  --------------  ----------------  ---------------
                                                       (as restated)                     (as restated)
Revenues:
   Software.........................................  $      150,285   $     160,920   $       482,274   $      487,127
   Professional services, maintenance and other.....         216,457         231,441           871,954          852,666
                                                      ---------------  --------------  ----------------  ---------------
       Total revenues...............................         366,742         392,361         1,354,228        1,339,793
                                                      ---------------  --------------  ----------------  ---------------
Cost of revenues:
   Software.........................................           3,394           4,262            18,357           13,316
   Professional services, maintenance and other.....         116,211         118,175           490,006          443,585
                                                      ---------------  --------------  ----------------  ---------------
       Total cost of revenues.......................         119,605         122,437           508,363          456,901
                                                      ---------------  --------------  ----------------  ---------------
            Gross margin............................         247,137         269,924           845,865          882,892
                                                      ---------------  --------------  ----------------  ---------------
Operating expenses:
   Product development..............................          83,146          79,981           310,686          299,051
   Sales and marketing..............................          80,612          96,072           358,318          337,690
   General and administrative.......................          24,332          27,954           106,594          104,541
   Restructuring and related expenses...............            (650)            482           102,310            6,789
   Purchased in-process product development.........           5,312              --             5,312            6,000
                                                      ---------------  --------------  ----------------  ---------------
       Total operating expenses.....................         192,752         204,489           883,220          754,071
                                                      ---------------  --------------  ----------------  ---------------
            Operating income (loss).................          54,385          65,435           (37,355)         128,821

Other income, net...................................           9,157          13,670            39,144           46,746
Loss on early extinguishment of debt................              --              --           (10,711)              --
                                                      ---------------  --------------  ----------------  ---------------
            Income (loss) before income taxes.......          63,542          79,105            (8,922)         175,567
Income taxes (benefit)..............................          22,809          25,268            (3,731)          64,899
                                                      ---------------  --------------  ----------------  ---------------
            Net income (loss).......................  $       40,733   $      53,837   $        (5,191)  $      110,668
                                                      ===============  ==============  ================  ===============

Diluted net income (loss) per share.................  $         0.07   $        0.10   $         (0.01)  $         0.20
                                                      ===============  ==============  ================  ===============
Shares used in diluted share computation............         543,535         540,874           491,961          540,530
                                                      ===============  ==============  ================  ===============

Basic net income (loss) per share...................  $         0.08   $        0.11   $         (0.01)  $         0.22
                                                      ===============  ==============  ================  ===============
Shares used in basic share computation..............         496,579         508,229           491,961          505,044
                                                      ===============  ==============  ================  ===============

SIEBEL SYSTEMS, INC.
Consolidated Statements of Cash Flows
 (In thousands)

                                                                                       Year Ended        Year Ended
                                                                                      December 31,      December 31,
                                                                                          2003              2004
                                                                                    ----------------  -----------------
                                                                                      (as restated)
Cash flows from operating activities:
   Net income (loss)..............................................................  $        (5,191)  $        110,668
   Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Write-off of property and equipment abandoned in restructuring..............           17,506              1,908
      Write-off of acquired technology............................................            2,449                 --
      Write-off of purchased in process product development.......................            5,312              6,000
      Loss on early extinguishment of debt........................................           10,711                 --
      Depreciation and other amortization.........................................          158,873            115,031
      Tax benefit from exercise of stock options..................................               --             16,586
      Deferred income taxes.......................................................          (17,270)            32,252
      Provision for doubtful accounts and sales returns...........................            5,184             (3,509)
      Other, net..................................................................           (3,387)               133
      Changes in operating assets and liabilities:
         Accounts receivable......................................................           12,775            (27,713)
         Prepaids and other.......................................................          (20,425)             2,876
         Accounts payable and accrued expenses....................................           10,847              3,591
         Restructuring obligations................................................            2,927            (49,175)
         Deferred revenue.........................................................            7,723             73,156
                                                                                    ----------------  -----------------
           Net cash provided by operating activities..............................          188,034            281,804
                                                                                    ----------------  -----------------
Cash flows from investing activities:
   Purchases of property and equipment, net.......................................          (14,958)            (8,725)
   Purchases of short-term investments, net of sales..............................           31,288           (243,457)
   Other, net.....................................................................          (57,500)           (76,801)
                                                                                    ----------------  -----------------
           Net cash used in investing activities..................................          (41,170)          (328,983)
                                                                                    ----------------  -----------------
Cash flows from financing activities:
   Proceeds from issuance of common stock, net of repurchases.....................           62,636             63,566
   Repurchase of convertible subordinated debentures..............................         (307,080)                --
   Repayments of capital lease obligations........................................          (12,766)           (11,887)
                                                                                    ----------------  -----------------
           Net cash provided by (used in) financing activities....................         (257,210)            51,679
                                                                                    ----------------  -----------------
Effect of exchange rate fluctuations..............................................           26,367              9,240
                                                                                    ----------------  -----------------
Change in cash and cash equivalents...............................................          (83,979)            13,740
Cash and cash equivalents, beginning of period....................................          667,511            583,532
                                                                                    ----------------  -----------------
Cash and cash equivalents, end of period..........................................  $       583,532   $        597,272
                                                                                    ================  =================